                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Check the appropriate box:

[ ]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                        GARTMORE VARIABLE INSURANCE TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)    Title of each class of securities to which transaction applies:

      __________________________________________________________________________


2)    Aggregate number of securities to which transaction applies:

      __________________________________________________________________________


3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      __________________________________________________________________________


4)    Proposed maximum aggregate value of transaction:

      __________________________________________________________________________


5)    Total fee paid:

      __________________________________________________________________________


[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:

      __________________________________________________________________________


2)    Form, Schedule or Registration Statement No.:

      __________________________________________________________________________


3)    Filing Party:

      __________________________________________________________________________

4)    Date Filed:

      __________________________________________________________________________

                        GARTMORE VARIABLE INSURANCE TRUST
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428
                                 (800) 848-6331

September 10, 2004

Dear GVIT Small Company Fund Shareholders:

The enclosed Information Statement details recent changes to subadvisers for the GVIT Small Company Fund (the "Fund"), a series of Gartmore Variable Insurance Trust (the "Trust").

Specifically, the Trust's Board of Trustees (the "Board") has approved, with respect to the Fund, the addition of American Century Investment Management, Inc. ("American Century") and Morgan Stanley Investment Management Inc. ("Morgan Stanley") as new subadvisers to the Fund. The Trust has an exemptive order from the U.S. Securities and Exchange Commission that allows these changes to be made without shareholder approval. The exemptive order instead requires that this information statement be sent to you.

The Board approved the appointing of American Century and Morgan Stanley as new subadvisers to the Fund upon the recommendation of Gartmore Mutual Fund Capital Trust, the Fund's investment adviser. This recommendation was based on several factors including:

      - the desire to add another subadviser to accommodate anticipated future Fund asset growth and also to replace one of the then-current subadvisers, Strong Capital Management, Inc.;

      - the experience and success that both American Century and Morgan Stanley have had in managing other funds in similar small cap styles; and

      - the fact that both new subadvisers have well-defined, systematic investment processes.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Funds in the future.

Sincerely,

Eric E. Miller
Secretary, Gartmore Variable Insurance Trust

                             GVIT SMALL COMPANY FUND

                  A Series of Gartmore Variable Insurance Trust
                           1200 River Road, Suite 1000
                        Conshohocken, Pennsylvania 19428

                              INFORMATION STATEMENT

The Board of Trustees of Gartmore Variable Insurance Trust (the "Board") is furnishing this Information Statement with respect to the GVIT Small Company Fund (the "Fund"), a series of Gartmore Variable Insurance Trust (the "Trust"). All owners ("Contract Owners") of variable annuity contracts or variable life insurance policies ("variable contracts") who, as of the record date, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement. This Information Statement will be sent to Contract Owners on or about September 10, 2004. The Trust received an exemptive order (the "Exemptive Order") from the U.S. Securities and Exchange Commission (the "SEC") which permits the Fund's investment adviser to hire new subadvisers which are unaffiliated with the Fund's investment adviser, to terminate subadvisory relationships and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval; provided, among other things, the Fund sends to their shareholders (or, in this case, the Contract Owners who have selected the Fund as an investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

          WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with Gartmore Mutual Fund Capital Trust (the "Adviser"). Pursuant to the Investment Advisory Agreement, the Adviser selects one or more subadvisers for the Fund and supervises the Fund's daily business affairs, subject to the supervision and direction of the Board. The Adviser selects subadviser(s) it believes will provide the Fund with high quality investment services consistent with the Fund's investment objectives and whose styles will compliment each other in meeting the overall objective of the Fund. The Adviser is responsible for the overall monitoring of the Fund's subadviser(s), as well as day-to-day management of a portion of the Fund's portfolio.

Each subadviser to the Fund, except Gartmore Global Partners ("GGP"), is independent of the Adviser, and each subadviser, including GGP, discharges its responsibilities subject to the oversight and supervision of the Adviser. The subadvisers are paid by the Adviser from the fees the Adviser receives from the Fund. In accordance with procedures adopted by the Board, a subadviser to the Fund may effect portfolio transactions through an affiliated broker-dealer and receive brokerage commissions in connection therewith as permitted by applicable law. See the section "More About Fees and Expenses" below for further information.

The purpose of this Information Statement is to report the addition of American Century Investment Management, Inc. ("American Century") and Morgan Stanley Investment Management Inc. ("Morgan Stanley") as new subadvisers to the Fund. Collectively, American Century and Morgan Stanley will be referred to herein as the "New Subadvisers." American Century and Morgan Stanley each began serving as a Fund subadviser on June 14, 2004, following a decision by the Board on June 10, 2004 to approve subadvisory agreements with American Century and Morgan Stanley with respect to the Fund. The decision by the Board to add American Century and Morgan Stanley as subadvisers, as well as other important information, is described in more detail below.

Currently four other subadvisers also manage a portion of the Fund's portfolio. The subadvisers are:

      The Dreyfus Corporation ("Dreyfus"), located at 200 Park Avenue, New York, New York 10166;

      GGP, located at 1200 River Road, Suite 1000, Conshohocken, Pennsylvania 19428;

      Neuberger Berman, LLC ("Neuberger Berman"), located at 605 Third Avenue, New York, New York 10158; and

      Waddell & Reed Investment Management Company ("Waddell & Reed"), located at 6300 Lamar, Overland Park, Kansas, 66201

The Adviser also directly manages a portion of the Fund's portfolio.

Concurrent with the approval of the New Subadvisers, the Board also approved a recommendation of the Adviser to terminate the Fund's subadvisory agreement with Strong Capital Management, Inc. ("Strong"), also effective June 14, 2004.

RECOMMENDATIONS TO ADD SUBADVISERS

As part of the Adviser's duties to select and supervise the Fund's subadvisers, the Adviser is responsible for communicating performance expectations to and evaluating the performance of the subadvisers and recommending to the Board whether new subadvisers should be hired and whether a subadviser's contract with the Trust should be renewed, modified, or terminated. The Adviser periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

As noted above, the Fund has a multi-manager structure, in which each subadviser and the Adviser invest a portion of the Fund's assets. Each manager invests in the stocks of small capitalization ("small cap") companies, but each does it in a different way. Dreyfus manages to a small cap "core" strategy (a "core" strategy is one that incorporates both growth and value securities); GGP manages to an international small cap strategy; Neuberger Berman and the Adviser manage to a small cap value strategy; and Waddell & Reed manages to a small cap growth strategy. Strong was also a small cap growth manager. As part of its ongoing monitoring duties, the Adviser reviewed the recent performance of the Fund and allocation of the Fund's assets among its subadvisers.

This review was particularly necessary in light of allegations by the U.S. Securities and Exchange Commission against Strong and its founder, Richard Strong. As a result of these allegations, the Adviser had learned that Strong had been losing clients, including many of the clients whose assets Strong managed in a similar small cap style. After the Adviser determined that it believed it was prudent to replace Strong with a new small cap growth manager, it also decided to recommend that another small cap core subadviser be added to the Fund in order to accommodate anticipated future asset growth, particularly because small cap managers typically have constraints on the amount of assets that they can manage in a particular small cap style. These constraints are caused because managers do not want to own too large a position in the small cap companies that they follow and invest in. Therefore, the Adviser recommended to the Board that the Fund add additional subadvisers in order to provide the Fund with additional capacity and at the same time determined that the current assets would be reallocated among the existing subadvisers. The Adviser conducted a broad search and review of small cap core and small cap growth investment managers. The Adviser performed extensive research and analysis of many factors, including performance records, investment styles, and strength and depth of management. In assessing potential subadvisers for the Fund, all investment managers with at least a five-year track record in managing small cap core or small cap growth portfolios were identified. The universe of potential subadvisers was then reviewed on relative performance. For those investment managers that met the performance requirements, a number of qualitative and quantitative factors were applied, including whether the investment manager is recognized within the mutual fund industry for its small cap core or small cap growth management capabilities and performance, whether the investment manager is a competitor with the Adviser or its affiliate Nationwide Financial Services, Inc., and whether the investment manager is able to manage a significant amount of additional assets before reaching its maximum capacity in the applicable small cap style. Discussions and on-site due diligence visits were then conducted with a number of the investment managers that met the above qualitative and quantitative measures.

American Century

American Century was selected for a number of reasons, including its structures and risk-controlled process, its strong performance for over five years and the experienced team of portfolio managers that would manage a portion of the Fund's assets.

American Century's investment strategy seeks to capture market inefficiencies by exploiting anomalies in the small cap portion of the U.S. market and utilizes quantitative management techniques in a two-step process that draws heavily on computer technology. In the first step, the fund managers rank stocks, primarily smaller companies for the Fund, from most attractive to least attractive. This is determined by using a computer model that combines measures of a stock's value, as well as measures of its growth potential. To measure value, the managers use ratios of stock price-to-book value and stock price-to-cash flow, among others. To measure growth, the managers use the rate of growth of a company's earnings and changes in its earnings estimates, as well as other factors.

In the second step, the managers use a technique called portfolio optimization. In portfolio optimization, the managers use a computer to build a portfolio of stocks from the ranking described above that they believe will provide the optimal balance between risk and expected return. The goal is to create a portfolio that provides better returns than its benchmark without taking on significant additional risk.

American Century was also chosen because of the strong performance of its small cap core fund, which has consistently ranked in the top 20% of Small Cap Core Funds by Lipper since the inception of that American Century fund which has a similar objective and strategies. The Adviser also reviewed the experience of the portfolio managers on the investment team for the Fund: John Schniedwind, William Martin and Wilhelmine von Turk. Mr. Schniedwind is Chief Investment Officer, Quantitative Equity, and he joined American Century in 1982 and also supervises other portfolio management teams. Mr. Martin, Senior Vice President and Senior Portfolio Manager, has been a member of the team since June 1997 and joined American Century in 1989. Ms. von Turk, Vice President and Portfolio Manager, has been a member of the team since July 1998 and joined American Century in November 1995.

Upon completion of its analysis and search, the Adviser decided to recommend that American Century be added as a small cap core subadviser to the Fund. In addition to the specific factors described above, the Adviser also considered American Century's capacity to take on additional small cap core assets. The Adviser believes that the addition of American Century will complement the other subadvisers and improve the overall management and performance of the Fund.

Morgan Stanley

Morgan Stanley was selected because of its consistent and recognizable investment strategy, its strong investment performance and the experienced team of portfolio managers that would manage a portion of the Fund's assets, as well as Morgan Stanley's position in the investment management business.

Morgan Stanley believes that stock selection is the most effective way of adding value to a portfolio, and invests in companies that it believes exhibit some or all of the following characteristics: (i) superior growth prospects, (ii) accelerating returns on invested capital, and (iii) sustainable competitive advantages. The process for investing is research intensive and Morgan Stanley focuses primarily on bottom-up fundamental analysis, rather than employing a top-down approach. The majority of the research is generated internally by portfolio managers and their analysts. Morgan Stanley monitors earnings quality to determine that reported results accurately reflect the underlying economics and trends in the business. In addition, Morgan Stanley utilizes an extensive network of industry contacts and access to management teams to monitor changes in the competitive position of the companies in the Fund. Morgan Stanley generally considers selling the portfolio holding when it determines that the holding no longer satisfies its investment criteria.

Morgan Stanley was also chosen because of strong performance of its small cap growth fund, which has often ranked in the top third of Small Cap Growth Funds over the last five years. The

Adviser also reviewed the experience of the portfolio managers on the Small/Mid Cap Growth Team at Morgan Stanley. Current members of the team include Dennis Lynch, Managing Director, and David Cohen, Executive Director, both of which have been part of the team for over five years.

The Adviser also reviewed the fact that Morgan Stanley conducts a worldwide portfolio management business and is a preeminent global financial services firm that maintains leading market positions in each of its three primary businesses -- securities, asset management and credit services. As of June 30, 2004, Morgan Stanley, together with its affiliated asset management companies, had approximately $388.7 billion in assets under management.

Upon completion of its analysis and search, the Adviser decided to recommend that Morgan Stanley be added as a subadviser to the Fund. In addition to the specific factors described above, the Adviser considered Morgan Stanley's capacity to take on additional small cap growth assets. The Adviser also took into account the Adviser's experience with Morgan Stanley and its affiliate Van Kampen Asset Management, both of which serve as subadvisers to other series of the Trust. The Adviser believes that the addition of Morgan Stanley, which has a very consistent small cap growth style, will complement the other subadvisers and improve the overall management and performance of the Fund.

BOARD CONSIDERATIONS

At a regular meeting of the Board on June 10, 2004, the Board reviewed the Adviser's recommendation to appoint American Century and Morgan Stanley as subadvisers to the Fund. The Board reviewed a report prepared by the Adviser that described in detail the basis for such recommendations and also reviewed proposed subadvisory agreements among the Trust, the Adviser, and each New Subadviser. Specifically, the Board met with representatives from each New Subadviser, who described each New Subadviser's investment philosophy and process in detail. In particular, the Board considered the nature and quality of the services proposed to be provided to the Fund, including (1) American Century's successful investment style which captures market inefficiencies in the small cap section of the market and its portfolio optimization process, and
(2) the benefits of working with a firm of Morgan Stanley's reputation as a global financial services firm; its demonstrated stock selection process; and its internally generated research.

The Board also considered the performance of each New Subadviser, in particular,
(1) American Century's strong five year performance track record in managing small cap core funds in which American Century has consistently ranked in the top 20% and the experienced team of managers assigned to manage the Fund; and
(2) Morgan Stanley's strong performance as a small cap growth manager, which has often ranked in the top third of small cap managers over the past 5 years. The Board considered the fact that the same fees will be paid to the New Subadvisers as are paid to the existing subadviser and as were previously paid to Strong. The Board also carefully considered the need to increase the capacity of the Fund in order to accommodate future asset growth. Based on the information provided to the Board and the presentations made by the Adviser and the New Subadvisers, the Board determined that

American Century and Morgan Stanley each has established a strong record of small cap investing in their respective strategies.

Having carefully considered the Adviser's recommendation, the reasons for it and the information presented by representatives of both American Century and Morgan Stanley, the Board, including a majority of the Trustees who were not "interested persons" of the Adviser or either American Century or Morgan Stanley (as that term is defined in the Investment Company Act of 1940, as amended), approved the appointments of American Century and Morgan Stanley to serve as new subadvisers for the Fund. The appointments of American Century and Morgan Stanley as the subadviser took effect on June 14, 2004. The Board also approved the form of the new subadvisory agreement among the Adviser, the Trust, and American Century and the amendment to the subadvisory agreement with Morgan Stanley to add the Fund (collectively, the American Century agreement and the Morgan Stanley agreement are referred to as the "Agreements"). In doing so, the Board found that the compensation payable under the proposed Agreements with each of American Century and Morgan Stanley was fair and reasonable in light of the services to be provided and the expenses to be assumed by American Century and Morgan Stanley under such agreements with respect to the Fund.

THE NEW SUBADVISORY AGREEMENTS

The Agreements, effective as of June 14, 2004, were approved by the Board on June 10, 2004. The terms of the Agreements are substantially the same as those entered into with Dreyfus, GGP, Neuberger Berman and Waddell & Reed and the fees payable to each of American Century and Morgan Stanley are the same as those paid to Dreyfus, GGP, Neuberger Berman, Waddell & Reed and Strong. In accordance with the Exemptive Order, the Agreements will not be submitted to the Fund's shareholders for their approval. As noted above the Morgan Stanley Agreement is the same agreement that Morgan Stanley, the Adviser and the Trust have entered into on behalf of another series of the Trust, and, therefore, differs only with respect to the different fees payable by the Fund and the other series managed by Morgan Stanley. The following is a brief summary of the material terms of the Agreements.

Term. The Agreements took effect on June 14, 2004, have an initial one-year term and continue automatically for successive one-year terms thereafter so long as their continuance is approved annually by the Board. The American Century Agreement can be terminated on not more than 60 days' notice by the Adviser, the Trust on behalf of the Fund, or American Century, and the Morgan Stanley Agreement can be terminated on at least 60 days' notice by the Adviser, the Trust on behalf of the Fund and Morgan Stanley The Agreements terminate automatically if assigned by any party.

Fees. Under the Agreements, the annual fee payable by the Adviser to each of American Century and Morgan Stanley (as a percentage of the Fund's average daily net assets) is 0.60% of the assets managed by each New Subadviser.

Duties. Under the Agreements, the Adviser is responsible for assigning a portion of the Fund's assets to each American Century and Morgan Stanley and for overseeing and reviewing the performance of each of American Century and Morgan Stanley. American Century and Morgan

Stanley are each required to manage the portion of the Fund's portfolio allocated to them in accordance with the Fund's investment objective and policies, subject to the supervision of the Adviser and the Board.

Brokerage. Under the Agreements, each of American Century and Morgan Stanley is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers they select and to negotiate commissions to be paid on such transactions. In doing so, American Century and Morgan Stanley are required to use reasonable efforts to obtain the most favorable price and execution available but are permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreements, each of American Century and Morgan Stanley and their affiliates and controlling persons can not be held liable to the Adviser, the Trust, the Fund, or the Fund's shareholders in the absence of willful misfeasance, bad faith, or gross negligence on the part of either American Century and Morgan Stanley or a reckless disregard of its duties under the Agreements. The Agreements provide that nothing in such Agreements, however, relieves either American Century and Morgan Stanley from any of their obligations under federal and state securities laws and other applicable law.

Each of American Century and Morgan Stanley are required under the Agreements to indemnify the Adviser, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of either of American Century and Morgan Stanley's willful misfeasance, bad faith, gross negligence, reckless disregard of their duties, or violation of applicable law. The Agreements contain provisions pursuant to which the Adviser is required to indemnify either of American Century and Morgan Stanley for any liability and expenses which may be sustained as a result of the Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties, or violation of applicable law.

Regulatory Pronouncements. The Agreements also include provisions arising from regulatory changes. These provisions include a requirement that both American Century and Morgan Stanley establish and maintain written proxy voting procedures in compliance with current, applicable laws and regulations, including, but not limited to, new Rule 30b1-4 under the 1940 Act. Also, the new provisions include language required by Rule 17a-10 that prohibits consultations between American Century or Morgan Stanley and other subadvisers to funds affiliated with the Funds with respect to securities transactions entered into by American Century and Morgan Stanley or its affiliates.

 Further Information. The foregoing description of the Agreements is only a summary and is qualified in its entirety by reference to the text of the Agreements. A copy of each Agreements are on file with the SEC and is available
 (i) in person at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. (upon payment of any applicable fees); (ii) by mail at the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549-6009 (upon payment of any applicable fees); or (iii) at the SEC's website
 - http://www.sec.gov - through the EDGAR system.

OTHER INFORMATION ABOUT AMERICAN CENTURY OR MORGAN STANLEY

American Century is wholly-owned by American Centuries Companies, Inc.("ACC"), which is owned by James E. Stowers, Jr. and JPMAC Holdings Inc. The following table sets forth the name and principal occupation of the principal executive officer and each director or general partner of American Century. The address of each person listed below is 4500 Main Street, Kansas City, Missouri.


       NAME                    PRINCIPAL OCCUPATION
       ----                    --------------------
       James E. Stewars, Jr.   Director/Chairman of ACC
       James E. Stewars III    Director/Co-Chairman of ACC
       William M. Lyons        President, Chief Executive Officer and Director of ACC
       Robert T. Jackson       Executive Vice President, Chief Financial Officer and Chief
                               Accounting Officer of ACC
       David Reinmiller        Chief Compliance Officer of ACC
       Mark Mallon             Chief Investment Officer of ACC
       David Kelley            Chief Privacy Officer of ACC
       Mark Brinkley           Chief AML Officer of ACC
       David C. Tucker         Chief Legal Officer of ACC

       * James E. Stewars, Jr. is the father of James E. Stewars III.

Morgan Stanley is owned by indirect subsidiaries of Morgan Stanley Dean Witter & Co. The following table sets forth the name and principal occupation of the principal executive officer and each director or general partner of Morgan Stanley. The address of each person listed below is 1221 Avenue of the Americas, New York, New York 10020.

       NAME                    PRINCIPAL OCCUPATION
       ----                    --------------------
       Mitchell M. Merin       President & Chief Compliance Officer of Morgan Stanley
       Joe McAlinden           Chief Investment Officer of Global Investor Group, Morgan Stanley
       William Ennis           President of Global Services, Morgan Stanley
       Howard Hoffen           Chairman and Chief Executive Officer, Private Equity, Morgan Stanley
       Ronald E. Robinson      Principal Executive Office of Morgan Stanley
       Steve Liquori           Chief Global Retail Marketing Officer, Morgan Stanley
       Marianne Bachynski      Chief Technology Officer, Morgan Stanley
       Yie-Hsin Hung           Chief Administrative Officer of Investment Management, Morgan Stanley

As of June 14, 2004, the following person owned, of record or beneficially, 10% or more of the outstanding voting securities of American Century: American Century Companies, Inc.

American Century currently serves as investment adviser to three other investment companies that have investment objectives similar to those of the Fund. The net assets and investment advisory fees payable to American Century as of June 14, 2004, for the three other investment companies are set forth in the following table:

                         Fund                                 Net Assets                    Advisory Fees*
                         -----                                ----------                    --------------
AXP Discovery Fund (American Express)                         $35 million                       0.635%


AXP Partners Small Cap Core Fund (American Express)           $38 million                       0.6335%

Small Company Trust (Manufacturers Investment Trust)          $35 million                        0.60%

-------------------
*Calculated as an annual percentage of each fund's average daily nets assets.

As of June 14, 2004, no person owned, of record or beneficially, 10% or more of the outstanding voting securities of Morgan Stanley.

Morgan Stanley currently serves as investment adviser to two other investment companies that have investment objectives similar to those of the Fund. The net assets and investment advisory fees payable to Morgan Stanley as of June 14, 2004, for the two other investment companies are set forth in the following table:

                         Fund                                 Net Assets                    Advisory Fees*
                         -----                                ----------                    --------------
Morgan Stanley Institutional Fund, Inc. Small Company        $976 million                        0.84%
Growth Portfolio


The Universal Institutional Funds, Inc. Small Company         $27 million           0.95% on the first $500 million
Growth Portfolio                                                                    0.90% on the next $500 million
                                                                                0.85% on assets in excess of $1 billion

-------------------
*Calculated as an annual percentage of each fund's average daily nets assets.

MORE ABOUT FEES AND EXPENSES

The Fund pays the Adviser an investment advisory fee at the annual rate of 0.93% of average daily net assets

During the fiscal year ended December 31, 2003, the Adviser received from the Fund advisory fees in the amount of $6,230,337 for the Fund.

During the fiscal year ended December 31, 2003, the Adviser paid fees to the Fund's subadvisers set forth below. Please see the section "Additional Information" below for information on the Fund's other subadvisers:

                  Small Company Fund
                  ------------------
                  Neuberger Berman, LLC              $  928,834
                  The Dreyfus Corporation            $  676,755
                  Waddell & Reed Investment
                     Management Company              $  597,626
                  Strong Capital Management, Inc.*   $  598,597
                  Gartmore Global Partners           $  447,130
                                                     ----------
                  Total                              $3,248,942


                   * Strong Capital Management, Inc. was terminated as a subadviser to the Fund effective June 14, 2004.

ADDITIONAL INFORMATION

As of June 14, 2004, the Fund had issued and outstanding:

        33,212,862  shares of beneficial interest designated as Class I shares
         1,477,633  shares of beneficial interest designated as Class II shares
            73,880  shares of beneficial interest designated as Class III shares
         1,858,081  shares of beneficial interest designated as Class IV shares

As of June 14, 2004, to the Trust's knowledge, the following are the only persons who had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the "shares") of the Fund:

                                      Amount and Nature of
Name and Address                      Voting and Investment Power
----------------                      ---------------------------
Class I
-------
Separate Accounts of Nationwide       Shared voting and investment power over
Life Insurance Company                32,573,153.795 shares of the Fund representing
P.O. Box 182029                       98% of the Fund's outstanding Class I shares
c/o IPO Portfolio Accounting          and 89% of the Fund's total outstanding shares.
Columbus, OH  43218-2029

Class II
--------
Separate Accounts of Nationwide       Shared voting and investment power over
Life Insurance Company                1,477,633.118 shares of the Fund representing
P.O. Box 182029                       100% of the Fund's outstanding Class II shares
c/o IPO Portfolio Accounting          and 4% of the Fund's total outstanding shares.
Columbus, OH  43218-2029

Class III
---------
Nationwide Variable Account 4 of      Shared voting and investment power over
Nationwide Life Insurance Company     73879.797 shares of the Fund representing
P.O. Box 182029                       100% of the Fund's outstanding Class III shares
Columbus, OH  43218-2029              and less than 1% of the Fund's total outstanding
                                      shares.

Class IV
--------
Separate Accounts of Nationwide       Shared voting and investment power over
Life Insurance Company                1,274,885.007 shares of the Fund representing
c/o IPO Portfolio Accounting          69% of the Fund's outstanding Class IV shares
P.O. Box 182029                       and 3% of the Fund's total outstanding shares.
Columbus, OH  43218-2029

Nationwide Life And Annuity Company   Shared voting and investment power over
of America                            583,225.989 shares of the Fund representing
Variable Life Separate Account        31% of the Fund's outstanding Class IV shares
P.O. Box 182029                       and 2% of the Fund's total outstanding shares.
Columbus, OH  43218-2029

As of June 14, 2004, the officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the addition of American Century and Morgan Stanley as subadvisers to the Fund, the Trust is required by the rules of the U.S. Securities and Exchange Commission to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund's shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Contract Owners do not vote on such matters directly because they are not shareholders of the Fund, but they will be asked in the proxy statement to give voting instructions to those separate accounts that are shareholders of the Fund. These separate accounts will then vote the shares of the Fund attributable to the Contract Owners in accordance with the voting instructions received from the Contract Owners. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against or abstain) to those for which timely voting instructions have been received. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners will also be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund's shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Gartmore Distribution Services, Inc. ("GDSI"), an affiliate of the Adviser, acts as the Trust's principal underwriter. Gartmore SA Capital Trust ("GSA"), an affiliate of the Adviser and GDSI, serves as the Fund's administrator. The address for the Adviser, GDSI, and GSA is 1200 River Road, Suite 1000, Conshohocken, Pennsylvania 19428.

The Adviser, GDSI, and GSA are all indirect subsidiaries of Nationwide Corporation ("NWC"). The Adviser and GSA are wholly-owned subsidiaries of Gartmore Global Investments, Inc. ("GGI"). GGI is a wholly-owned subsidiary of Gartmore Group Limited, which in turn is a majority-owned subsidiary of Nationwide Asset Management Holdings, Ltd. ("NAMHL"). NAMHL is a wholly-owned subsidiary of Gartmore Global Asset Management Trust ("GGAMT"), which is a wholly-owned subsidiary of NWC. GDSI is a wholly owned subsidiary of Gartmore Global Asset Management, Inc., which is a wholly-owned subsidiary of GSA.

NWC's common stock is held by Nationwide Mutual Insurance Company (95.3%) and Nationwide Mutual Fire Insurance Company (4.7%), each of which, is a mutual company owned by its respective policy holders. The address for each of NWC, Nationwide Mutual Insurance Company, and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No officer or Trustee of the Trust is an officer, employee, or director of American Century or Morgan Stanley, nor do any such officers or Trustees own securities issued by American Century or Morgan Stanley or have any other material direct or indirect interest in American Century or Morgan Stanley.

THE TRUST WILL FURNISH, WITHOUT CHARGE, A COPY OF THE TRUST'S MOST RECENT ANNUAL REPORT TO SHAREHOLDERS AND SEMI-ANNUAL REPORT TO SHAREHOLDERS SUCCEEDING THE ANNUAL REPORT, IF ANY, UPON REQUEST. THIS REQUEST MAY BE MADE EITHER BY WRITING TO THE TRUST AT THE ADDRESS CONTAINED ON THE FIRST PAGE OF THIS INFORMATION STATEMENT OR BY CALLING TOLL-FREE (800) 848-0920. THE ANNUAL REPORT AND THE SEMI-ANNUAL REPORT WILL BE MAILED TO YOU BY FIRST-CLASS MAIL WITHIN THREE BUSINESS DAYS OF RECEIPT OF YOUR REQUEST.

                                           By Order of the Board of Trustees of
                                            Gartmore Variable Insurance Trust,


                                                     Eric E. Miller, Secretary

September 10, 2004